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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 26, 2003
                                                          -------------


                              Armor Holdings, Inc.
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             (Exact name of registrant as specified in its charter)

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                 Delaware                                   0-18863                                  59-3392443
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     (State or other jurisdiction of                (Commission File Number)             (IRS Employer Identification No.)
              incorporation)

1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida                                                             32250
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(Address of principal executive offices)                                                                            (Zip Code)
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        Registrant's telephone number, including area code (904) 741-5400
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         (Former name or former address, if changed since last report.)


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Item 5. Other Events and Required FD Disclosure
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         On July 26, 2003 the Registrant and Warren B. Kanders, the Registrant's
Chief Executive Officer, amended Mr. Kanders' employment agreement with the Registrant. The amendment provides, in part, that effective April 9, 2003, the date Mr. Kanders was appointed as the Registrant's Chief Executive Officer, Mr. Kanders will receive a base salary of $525,000. The amendment also provides for the grant to Mr. Kanders of (i) a restricted stock grant of 200,000 shares of the Registrant's Common Stock, 66,666 shares of which will vest on the date the closing price of the Registrant's Common Stock shall equal $20 per share or more; provided, that, such $20 price per share is attained within three years of the date of grant, and maintained for five consecutive trading days, and the remaining shares will vest in 24 equal monthly installments following such date, and (ii) options to purchase 300,000 shares of the Registrant's Common Stock at an exercise price of $14.32 per share which will vest in three annual installments of 100,000 shares commencing on July 26, 2004. A copy of the amendment to Mr. Kanders' employment is attached as Exhibit 99.1 to this report. The Registrant will continue to reimburse Kanders & Co., Inc., a corporation controlled by Mr. Kanders, for expenses in accordance with the terms of the consulting agreement between Kanders & Co. and the Registrant, however, the Registrant's Board of Directors does not currently intend to grant Kanders & Co. any additional compensation under the consulting agreement.

         On August 6, 2003 the Registrant issued a press release announcing that it priced a private placement of $150 million aggregate principal amount of 8.25% Senior Subordinated Notes due 2013 (the "Notes"). A copy of the Registrant's press release announcing the pricing of the Notes is filed as
Exhibit 99.2 to this report.

         In connection with the proposed issuance of the Notes, the lenders under the Registrant's existing credit facility signed a consent and waiver agreeing to, among other things, the offer, sale and issuance of the Notes and our proposed acquisition of Simula, Inc. This consent and waiver also provides that the aggregate commitment of the lenders under the credit facility will be permanently reduced to $60 million upon consummation of the offering of the Notes and requires us to prepay revolving credit loans under the existing credit facility to the extent all outstanding loans thereunder exceed $60 million on the date of consummation. We expect to use up to $15 million of the net proceeds from the offering of the Notes to repay all of the outstanding amounts under the credit facility. A copy of the consent and waiver is attached as Exhibit 99.3 to this report.

         Either simultaneously with the issuance of the Notes or shortly thereafter, we expect to terminate the existing credit facility and enter into a new secured revolving credit facility with Bank of America N.A., Wachovia Bank, National Association and a syndicate of other financial institutions arranged by Bank of America Securities LLC. We expect that the new credit facility will be a five-year revolving credit facility and, among other things, will provide for
(i) total maximum borrowings of $60 million, (ii) a $25 million sub-limit for the issuances of standby and commercial letters of credit, (iii) a $5 million sub-limit for swing-line loans, and (iv) a $5 million sub-limit for multi-currency borrowings.

         All borrowings under the New Credit Agreement are expected to bear interest at either (i) a rate equal to LIBOR, plus an applicable margin ranging from 1.125% to 1.625%, (ii) an alternate base rate which will be the higher of
(a) the Bank of America prime rate and (b) the Federal Funds rate plus .50%, or
(iii) with respect to foreign currency loans, a fronted offshore currency rate, plus an applicable margin ranging from 1.125% to 1.625%, depending on certain conditions.

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         We expect the new credit facility to include negative and affirmative covenants similar to those in our existing credit facility and such other covenants customary for a secured credit facility of this nature.

         We expect that the new credit facility will be a secured revolving credit facility and will be guaranteed by certain of our direct and indirect domestic subsidiaries. We anticipate that the new credit facility will be secured by, among other things (i) a pledge of all of the issued and outstanding shares of stock or other equity interests of certain of our direct and indirect domestic subsidiaries, (ii) a pledge of 65% of the issued and outstanding voting shares of stock or other voting equity interests of certain of our direct and indirect foreign subsidiaries, (iii) a pledge of 100% of the issued and outstanding nonvoting shares of stock or other nonvoting equity interests of certain of our direct and indirect foreign subsidiaries, and (iv) a first priority perfected security interest on certain of our domestic assets and certain domestic assets of certain of our direct and indirect subsidiaries that will become guarantors of our obligations under the new credit facility, including, among other things, accounts receivable, inventory, machinery, equipment, certain contract rights, intellectual property rights and general intangibles.

Item 7. Financial Statements and Exhibits
        ---------------------------------

        (a)      Financial Statements of the Business Acquired

                 None

        (b)      Pro Forma Financial Information

                 None

        (c)      Exhibits.

                  The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

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                  Exhibit 99.1      Letter  agreement  dated as of July 26, 2003 between the  Registrant and Warren
                                    B. Kanders

                  Exhibit 99.2      Press Release dated August 6, 2003

                  Exhibit 99.3      Consent and Waiver dated July 30, 2003
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 8, 2003

                                       ARMOR HOLDINGS, INC.


                                       By:  /s/ Phil Baratelli
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                                       Name:  Phil Baratelli
                                       Title: Controller and Treasurer